UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 26, 2008
Guaranty Financial Group Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33661	74-2421034

(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South
Austin, Texas	78746

(Address of Principal Executive Offices)	(Zip Code)
(512) 434-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and
Item 3.02 Unregistered Sales of Equity Securities
     Guaranty Financial Group Inc. (the “Company”) entered into an Investment Agreement, dated May 26, 2008 (the “Investment Agreement”), with TRT Financial Holdings, LLC (the “Investor”) pursuant to which the Investor has agreed to purchase 7,423,333 shares of the Company’s common stock at a price of $5.17 per share (the market price of the Company’s common stock at close of business on May 21, 2008) for an aggregate purchase price of $38,378,630.68. At March 31, 2008, the Company had 37,302,096 shares of common stock issued and outstanding.
     The Investment Agreement also provides that, 120 days following the closing of the Investment Agreement, the Investor will purchase, and the Company will sell, a number of shares of a series of convertible preferred stock to be designated with the terms and attributes set forth in the Investment Agreement such that the Investor will beneficially own 19.9% of the total outstanding common stock, assuming full conversion. Approval by the Company’s stockholders is required before the conversion feature of the convertible preferred stock can be exercised. The per share purchase price of the convertible preferred stock to be purchased by the Investor pursuant to the Investment Agreement will be the lower of $51.70 per share and the per share price at which any class or series of convertible preferred stock is issued by the Company to any third party on or prior to the expiration of such 120-day period, subject to adjustment for any stock split, reverse stock split, stock dividend, or other combination or division affecting shares of the Company’s common stock. Each share of convertible preferred stock initially will be convertible into 10 shares of common stock. The conversion price per share of common stock will be subject to a scheduled price reduction of $.50 per share semi-annually until such time as the Company obtains stockholder approval of the conversion feature of the convertible preferred stock, subject to a minimum conversion price per share of $3.00. Dividends on the convertible preferred stock are cumulative and initially accrue at the rate of 14% per year. The dividend rate will increase 2% every six months following each stockholder meeting held to consider approval of the conversion feature of the convertible preferred stock if and until (subject to a maximum rate of 18% per year) stockholder approval is not obtained. The convertible preferred stock is mandatorily convertible if and when stockholder approval is received. As part of the Investment Agreement, the Investor will have the right to have one person nominated by the Investor to be elected to the Company’s board of directors for so long as the Investor beneficially owns 10% of the issued and outstanding common stock of the Company. Subject to certain exceptions, none of the securities sold to Investor under the Investment Agreement may be transferred for a period ending on the earlier to occur of (i) the closing of the rights offering that is currently proposed by the Company, or (ii) June 30, 2008. The securities were offered and will be sold to Investor, an institutional investor, in an offering exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to an exemption under Section 4 (2) thereof.
     The foregoing description of the Investment Agreement is a summary and does not purport to be a complete description of all the terms of such agreement and is qualified in its entirety by reference to the Investment Agreement, attached hereto as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.
     On May 27, 2008, the Company issued a press release announcing the Investment Agreement. A copy of the press release is furnished as Exhibit 99.1 of this report.
     By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in this press release that become untrue because of new information, subsequent events, or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Investment Agreement, dated May 26, 2008, between the Company and TRT Financial Holdings, LLC.
     The following exhibits to this current report on Form 8-K are not being filed by are being furnished pursuant to Item 2.02 and Item 7.01:

99.1	Press Release dated May 27, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2008	Guaranty Financial Group Inc.
By:
Scott A. Almy
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Investment Agreement, dated May 26, 2008, between the Company and TRT Financial Holdings, LLC.
     The following exhibits to this current report on Form 8-K are not being filed by are being furnished pursuant to Item 2.02 and Item 7.01:

99.1	Press Release dated May 27, 2008.

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